As filed with the Securities and Exchange Commission on May 10, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY METALS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

British Columbia	Not Applicable
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

Suite 1238-200 Granville Street
Vancouver, British Columbia
Canada, V6C 1S4
(Address of Principal Executive Offices)

ENERGY METALS CORPORATION STOCK OPTION PLAN
(Full title of the plan)

Erwin & Thompson LLP
1 East Liberty St. Suite 424
P.O. Box 408
Reno, Nevada 89504
(775) 786-9494
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered(1)	Registered	Per Share(2)	Offering Price(2)	Fee
Energy Metals Corporation
Stock Option Plan
Common Shares	1,824,357	$13.51	$24,647,063	$756.66

(1)      Consists of common shares in the capital of Energy Metals Corporation to be issued on exercise of stock options under the Energy Metals Corporation Stock Option Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar events.

(2)      Determined in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the common stock as reported on the NYSE Arca on April 13, 2007.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers 1,824,357 additional common shares for issuance under the Registrant's Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-139104) filed by the Registrant with the Securities and Exchange Commission on December 4, 2006.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit	Description
4.1	Energy Metals Corporation Stock Option Plan[1]

5.1	Opinion of Morton & Company

23.1	Consent of Davidson & Company, Chartered Accountants

23.2	Consent of Counsel (see Exhibit 5.1)

[1] Incorporated by reference to the Form S-8 (File No. 333-139104) filed with the SEC on December 4, 2006.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, Canada on May 10, 2007.

ENERGY METALS CORPORATION

By:    /s/ Paul Matysek
          Paul Matysek
          President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Title	Date

/s/ Paul Matysek	May 10, 2007
Paul Matysek, President, Chief Executive Officer and Director

/s/ George Lim	May 10, 2007
George Lim, Chief Financial Officer

/s/ William Sheriff	May 10, 2007
William Sheriff, Director

/s/ William Lupien	May 10, 2007
William Lupien, Director

/s/ William B. Harris	May 10, 2007
William B. Harris, Director

ENERGY METALS CORPORATION (USA)
(Authorized US Representative)

/s/ Paul Matysek	May 10, 2007
Paul Matysek, President